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Exhibit (h)(2)

     AMENDMENT NO. 2 TO SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT


         This AMENDMENT NO. 2, dated the 30th day of November, 2000, is made by and between PFPC INC., a Massachusetts corporation ("PFPC"), and ALLEGHANY INVESTMENT SERVICES INC., an Illinois corporation (the "Administrator") (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Administrator has entered into an Administration Agreement with ALLEGHANY FUNDS (the "Company") dated June 17, 1999, as amended to date, wherein the Administrator has agreed to provide certain administrative services to the Company; and

         WHEREAS, the Administrator has entered into a Sub-Administration Agreement (the "Sub-Administration Agreement") with PFPC dated April 1, 2000, wherein PFPC agreed to provide certain administrative and accounting services to the Company; and

         WHEREAS, the Parties wish to amend the Sub-Administration and Accounting Services Agreement to include under its terms two additional separate series of shares identified as ALLEGHANY/TAMRO LARGE CAP VALUE FUND and ALLEGHANY/TAMRO SMALL CAP FUND;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

         1. To amend Schedule "A" to the Sub-Administration Agreement in the form attached hereto as Schedule "A".

         This Amendment shall take effect upon the date when the respective amendment to the registration statement of the Trust registering ALLEGHANY/TAMRO LARGE CAP VALUE FUND and ALLEGHANY/TAMRO SMALL CAP FUND becomes effective.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

ALLEGHANY INVESTMENT SERVICES, INC.       PFPC INC.
-----------------------------------       ---------


ALLEGHANY FUNDS                           PFPC INC.
---------------                           ---------


/s/ Gerald Dillenburg                     /s/ Michael Denofrio
-------------------------------           --------------------------------------
By: Gerald Dillenburg                     By: Michael Denofrio
   ----------------------------              -----------------------------------
Title: Vice President                     Title: Vice President/Division Manager
      -------------------------                 --------------------------------


/s/Laura Hlade
-------------------------------           --------------------------------------
Attest: Laura Hlade                       Attest:
       ------------------------                  -------------------------------
Title: Assistant Treasurer                Title:
      -------------------------                 --------------------------------


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                                    EXHIBIT A


                                   PORTFOLIOS


                    Alleghany/Chicago Trust Money Market Fund
                   Alleghany/Chicago Trust Municipal Bond Fund
                        Alleghany/Chicago Trust Bond Fund
                      Alleghany/Chicago Trust Balanced Fund
                       Alleghany/Chicago Trust Talon Fund
                  Alleghany/Chicago Trust Growth & Income Fund
                  Alleghany/Chicago Trust Large Cap Value Fund
                    Alleghany/Veredus Aggressive Growth Fund
                    Alleghany/Montag & Caldwell Balanced Fund
                     Alleghany/Montag & Caldwell Growth Fund
                Alleghany/Blairlogie International Developed Fund
                   Alleghany/Blairlogie Emerging Markets Fund
                         Alleghany/Veredus SciTech Fund
                      Alleghany/TAMRO Large Cap Value Fund
                         Alleghany/TAMRO Small Cap Fund



Dated: April 1, 2000
Amended: June 30, 2000
Amended: November 30, 2000